Exhibit 5.1

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Tel 212.351.4000
www.gibsondunn.com

April 24, 2012

Colfax Corporation

8170 Maple Lawn Boulevard, Suite 180

Fulton, MD 20759

Re:	Colfax Corporation
Registration Statement on Form S-3 (File No. 333-179650)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-179650 (the “Registration Statement”), of Colfax Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the selling stockholders identified in the Registration Statement of up to 32,355,584 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Company previously issued 20,182,293 of the Shares to the selling stockholders identified Registration Statement (the “Issued Shares”). The remaining 12,173,291 Shares are issuable upon conversion of the Company’s Series A perpetual convertible preferred stock at the initial conversion price (the “Conversion Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Issued Shares have been validly issued and are fully paid and non-assessable, and the Conversion Shares, when issued upon conversion of the Series A perpetual convertible preferred stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP